UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2004

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

State or other jurisdiction of incorporation)

000-33009	56-2248952
(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place, Suite 300, Charlotte, North Carolina	28277 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 708-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

     MedCath Corporation (“MedCath”) filed a Form 8-K dated November 8, 2004 with regard to the entry into an agreement sell the assets of The Heart Hospital of Milwaukee, which was completed on December 2, 2004. In connection with the agreement to sell the assets of the hospital, MedCath was required to close the facility prior to the completion of the sale. As a part of the closure, MedCath expects to pay one-time termination benefits and contract termination costs of up to $2.8 million.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

	By:	/s/ James E. Harris

James E. Harris
Executive Vice President and Chief Financial Officer

Dated: December 9, 2004

2